Exhibit 99.1

MEDIA CONTACT:

Sue Childs

203-852-5669

schilds@edgar-online.com

For Immediate Release

EDGAR Online Announces Early Success in XBRL Filings Business

Holds Top Market Position at Close of First SEC Mandated Filing Period

NEW YORK, NY – October 5, 2009 — EDGAR® Online, Inc. (Nasdaq: EDGR) announced today that the company is again the top provider of XBRL translation services in the U.S. market for the most recent quarter ended September 30, 2009 – having created and filed almost twice as many SEC validated XBRL filings as any other provider. EDGAR Online also announced that it expects to report approximately $1.5 million in revenues for the filings segment of the business for the quarter ended September 30, 2009.

“The third quarter of 2009 marks a milestone in public disclosure and a milestone for EDGAR Online,” said Philip Moyer, CEO and President of EDGAR Online. “EDGAR Online has created and filed XBRL filings for companies totaling over $3 trillion of market cap — providing a level of validation and quality that is unsurpassed. Because this was the very first mandated XBRL filing period, we wanted to share our success with our shareholders. However, we will not continue to provide the early release of our expected revenues on a regular basis,” added Moyer.

EDGAR Online offers a full-service solution that creates the XBRL filings mandated by the SEC. The solution has been in place since 2006 and has created over 800 XBRL-tagged statements for U.S. public companies in support of both the voluntary and mandatory SEC filing programs. The SEC mandatory program just went into effect this past quarter. It requires approximately 450 of the largest public companies to file using XBRL in this first year, and approximately 1,500 of the largest public companies in the US to file with XBRL starting in Q2 2010.

Analysis of XBRL filings at www.sec.gov shows that the EDGAR Online XBRL solution is leading the market. In particular, EDGAR Online technology has created 35% of the mandated XBRL filings, nearly double its closest competitor.

EDGAR Online CFO, John Ferrara, added, “We expect XBRL filings revenues for the quarter ended September 30, 2009 to be approximately $1.5 million, an increase from $768,000 for the quarter ended June 30, 2009 and $464,000 for the quarter ended September 30, 2008. These revenues include filings for the companies that filed with the SEC as well as revenues from exclusivity fees and XBRL conversions that were not filed with the SEC. We expect total revenues for the quarter ended September 30, 2009 to be approximately $5.0 million, an increase from $4.6 million for the quarter ended June 30, 2009 and $4.7 million for the quarter ended September 30, 2008. This overall increase reflects the increased filings revenues being partially offset by decreases in our subscriptions and data revenues. These results are not final and we will provide additional information in our earnings release which is currently scheduled to be released on or about November 3, 2009.”

About EDGAR Online, Inc.

EDGAR Online, Inc. (Nasdaq: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. We deliver our information products directly to end users via online subscriptions and data licenses, and to redistributors who embed our content in their own and their clients’ Web sites.

Our proprietary automated systems allow for the rapid conversion of data and we are a pioneer and leader in the global financial reporting standard—eXtensible Business Reporting Language, otherwise known as XBRL. We use our automated processing platform and our expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports. For more detailed information on all of our businesses or to contact us please visit our Web site at www.edgar-online.com.

Use of Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in EDGAR Online’s filings with the SEC. EDGAR Online disclaims any obligation to update or revise any forward-looking statements.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

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